                                                                 Exhibit 10.16

                                    AGREEMENT



     THIS AGREEMENT made this 1st day of February 1999 by and between LYDALL, INC. and its subsidiaries (the "Company") and James P. Carolan (the "Executive").

                              W I T N E S S E T H :

RECITALS.

     Executive is employed by the Company as a President of the Technical Papers Division of Lydall Eastern, Inc. and Executive Vice President of Lydall, Inc. The Company and Executive have agreed that if Executive should cease to be President of the Technical Papers Division of Lydall Eastern, Inc. and Executive Vice President of Lydall, Inc. under the circumstances set forth in this Agreement his employment will be continued in another capacity for a specified period;

     NOW, THEREFORE, the Company and Executive, in consideration of the mutual promises set forth below, agree as follows:

     1. EXECUTIVE TO SERVE AS PRESIDENT OF THE TECHNICAL PAPERS DIVISION OF LYDALL EASTERN, INC. AND EXECUTIVE VICE PRESIDENT OF


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LYDALL, INC. The Executive shall continue to act as President of the Technical
Papers Division of Lydall Eastern, Inc. and Executive Vice President of Lydall, Inc., subject to the direction of Lydall, Inc.'s, Chief Executive Officer.

     2. DEFINITIONS. The phrase "Change of Control," as used in this Agreement, shall mean i) an acquisition of the Company by means of a merger or consolidation or purchase of substantially all of its assets if and when incident thereto (a) the composition of the Board of Directors of the Company (the "Board") or its successor changes so that a majority of the Board is not comprised of individuals who were members of the board immediately prior to such merger, consolidation or purchase of assets or (b) the stockholders of the Company acquire a right to receive, in exchange for or upon surrender a majority of their stock, cash or other securities or a combination of the two; and/or ii) the acquisition by a person (as that term is hereafter defined) of the voting rights with respect to 25 percent or more of the outstanding Common Stock of the Company if such person was not an officer of director of the Company on the date of this


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Agreement; and/or iii) the election or appointment to the Board of any director or directors whose appointment or election or nomination for election was not approved by a vote of at least a majority of the directors then still in office who were either directors on the date hereof or whose election, appointment or nomination for election was previously so approved.

     The word "person," as used in the preceding sentence, shall mean an individual, corporation, trust, or other legal or commercial entity and include two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

     The word "cause", as used in this Agreement, shall mean (i) conviction of a crime involving moral turpitude, or (ii) material and unexcused breach by Executive of his obligations under this Agreement, which results in material harm to the Company and which is not cured within the period set forth below; PROVIDED, HOWEVER, that a termination shall not be for "cause" hereunder unless, such conviction or breach is detailed in a written notice of intent to terminate by the Board, providing for sixty (60) days from receipt by Executive to cure the breach


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prior to termination of Executive; except that such notice would not be required if, in the Chief Executive Officer's discretion, the Company would be immediately harmed.

     The phrase "Fringe Benefits," as used in this Agreement, shall mean the benefits listed on Exhibit A hereto.

     3. TERMINATION AFTER CHANGE OF CONTROL. If a Change of Control occurs after the date of this Agreement and subsequent to such Change of Control (a) Executive shall resign as President of the Technical Papers Division of Lydall Eastern, Inc. and Executive Vice President of Lydall, Inc. of the Company within one year from the time such Change of Control occurs or (b) another shall be appointed or elected President of the Technical Papers Division of Lydall Eastern, Inc. and Executive Vice President of Lydall, Inc. by the Company in place of Executive at any time prior to April 1, 2008, Executive's normal retirement date (such resignation or replacement of Executive being hereinafter referred to as a "Termination"), Executive shall continue to be an employee of the Company and be compensated and receive benefits in accordance with this Agreement; provided, however, that if Executive's resignation shall be requested by the Company for cause or Executive is replaced for cause, such


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resignation or replacement shall not be deemed a Termination for the purpose of this Agreement and shall not entitle Executive to continue to be an employee of the Company and be compensated and receive the benefits provided for in this Agreement.

     4. TERMINATION PRIOR TO CHANGE OF CONTROL. If prior to an Change of Control
(a) the Executive shall resign as President of the Technical Papers Division of Lydall Eastern, Inc. and Executive Vice President of Lydall, Inc. of the Company at the request of the Company or because the duties and responsibilities of the President of the Technical Papers Division of Lydall Eastern, Inc. and Executive Vice President of Lydall, Inc. have been significantly modified by the Company without his consent or (b) another is appointed President of the Technical Papers Division of Lydall Eastern, Inc. and Executive Vice President of Lydall, Inc. in place of the Executive (such resignation or replacement of the Executive being hereinafter referred to a "Termination"), the Executive shall continue to be an employee of the Company and be compensated and receive benefits in accordance with this Agreement; provided, however, that if Executive's resignation shall be requested by the Company for Cause or if Executive is replaced for Cause, such resignation or replacement


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shall not be deemed a Termination for the purpose of this Agreement and shall not entitle Executive to continue to be an employee of the Company and be compensated and receive the benefits provided for in this Agreement.

     5. TERMINATION FOR CAUSE If Executive's employment is terminated for cause prior to the beginning of the Employment Period, (either prior or subsequent to a Change of Control), earned but unpaid Base Salary will be paid on a prorated basis for the year in which the termination occurs, plus accrued vacation benefits, but all other Company obligations shall cease as of the date of termination for cause, unless otherwise provided in separate agreements.

     6. EMPLOYMENT PERIOD. In the event of a Termination pursuant to paragraph 3b above, Executive shall continue to be an employee of the Company for a period of two years from the date of such Termination, and in the event of a Termination pursuant to either Paragraph 3a or Paragraph 4 above, Executive shall continue to be an employee of the Company for a period of one year from the date of such Termination, such two year period or one year period, as the case may be, being hereinafter referred to as the "Employment Period"; provided, however, that (a)


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Executive may end the Employment Period at any time in his absolute discretion and the Employment Period may be ended by the Company at any time for cause, (b) the Employment Period shall not extend beyond April 1, 2008, Executive's normal retirement date, and (c) the Employment Period shall terminate if and when the Executive becomes employed on substantially a full time basis by another entity or as a partner or sole proprietor and with Executive's full recognition of his responsibilities under Paragraph 11 below (but such termination of the Employment Period under clause (a), (b) or (c) above shall not preclude the Executive from being paid for his obligation not to compete as provided in Paragraphs 11 and 12 below).

     7. TITLE AND DUTIES. During the Employment Period, the Executive shall perform such duties and undertake such responsibilities as are assigned to him from time to time by the Chief Executive Officer; provided, however, that such duties and responsibilities shall be commensurate with his status as a senior executive of the Company and bear a reasonable relationship to the business of the Company.

     8. COMPENSATION. The Company shall pay to Executive during the Employment Period an annual salary (the "Annual


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Salary") equal to one-third (1/3rd) of the aggregate of the base salary and bonuses paid to him during the period commencing three (3) years prior to the date of Termination and ending on the date of Termination. Payment shall be made twice monthly and be appropriately prorated during the first and last month of the Employment Period. In addition, during the Employment Period Executive shall receive (a) the same Fringe Benefits that he would have been entitled to receive if he had continued to be President of the Technical Papers Division of Lydall Eastern, Inc. and Executive Vice President of Lydall, Inc. during such period,
(b) reimbursement for reasonable expenses incurred by him in the performance of his duties and (c) the use of an automobile on substantially the same basis as prior to his termination. If the Employment Period shall end, pursuant to Paragraph 6 above, prior to the end of the two year term provided for in Paragraph 3b above or the one year term provided for in Paragraph 3a or Paragraph 4 above, as the case may be, the Annual Salary (but, except to the extent provided in Paragraph 10 below, not fringe benefits and perquisites) shall continue to be payable until the end of the non-compete period provided for in Paragraph 11 below and shall be deemed payment for Executive's obligation not to


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compete as provided in said Paragraph 11, and such Annual Salary for the remainder of the non-compete period shall be paid to the Executive in a lump sum cash payment within ten days after the end of the Employment Period.

     9. TAX GROSS-UP. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution made, or benefit provided, by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9 (a Payment') would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended and then in effect (the 'Code') (or any similar excise tax) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the ('Excise Tax'), then the Executive shall be entitled to receive an additional payment (a 'Gross-Up Payment') in an amount such that after payment by the Executive of all Federal, state, local or other taxes (including any interest or penalties imposed with


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respect to any such taxes), including, without limitation, any such income taxes
(and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. An Executive may receive Gross-Up Payments under this Section 9 whether or not the Executive actually receives other payments or benefits under the Agreement.

     (i) Subject to the provisions of paragraph (ii) of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers (the "Accounting Firm') which shall provide detailed supporting calculations both to the Company and the Executive within 20 calendar days of the receipt of written notice from the Executive that there has been a Payment, or such earlier time as is


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requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall have the right by written notice to the Company to appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and shall be paid by the Company upon demand of the Executive as incurred or billed by the Accounting Firm. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an unqualified written opinion in form and substance satisfactory to the Executive that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is


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possible that Gross-Up Payments which will not have been made by the Company should have been made ('Underpayment'), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies described in paragraph (ii) of this Section 9 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to or for the benefit of the Executive within five days of the receipt of the Accounting Firm's determination. All determinations made by the Accounting Firm in connection with any Gross-Up Payment or Underpayment shall be final and binding upon the Company and the Executive.

     (ii) The Executive shall notify the Company in writing of any claim asserted in writing by the Internal Revenue Service to the Executive that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than 60 days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay


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such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall at the Company's expense:

     a. give the Company any information reasonably requested by the Company relating to such claim.

     b. take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company.

     c. cooperate with the Company in good faith in order effectively to contest such claim, and

     d. permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly as incurred all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the


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Executive harmless, on an after-tax basis, for any Excise Tax or any Federal, state, local or other income or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or Federal, state, local or other income or other tax (including interest or penalties with respect thereto)


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imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the status of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. (iii) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (ii) of this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph (ii) of this Section 9 promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto) upon receipt thereof. If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (ii) of this Section 9, a determination is made that


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the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     10. MEDICAL INSURANCE COVERAGE. Executive and his beneficiaries shall continue to participate in all life, health, disability and other welfare plans or programs existing at the time of a Change of Control in which they were participating at such time (or substantially similar plans or programs), to the extent that such continued participation is possible under the general terms and conditions of such plans and programs throughout the Employment Period.

     Company and Executive will continue to pay the same relative portion of the cost of each such plan or program as each were paying at the time of the Change of Control. Further, in the event that Executive's or his beneficiaries' continued participation in any group plan or program is not permitted, then in lieu thereof, Company shall acquire individual insurance


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policies providing substantially similar coverage for Executive and his beneficiaries, and Company and Executive will pay the same relative portion of the cost of such comparable coverage plans or programs or in the event that Company cannot acquire individual insurance policies providing substantially similar coverage, the Company will self-insure the Executive, and the Executive in the case of self insurance will pay the COBRA rate then applicable to the Company's group plan. For purposes of COBRA, a qualifying event is not deemed to occur until the Employment Period, as defined in paragraph 6, has expired.

     11. NON-COMPETE. During the Employment Period Executive will not compete directly or indirectly with the Company or be directly or indirectly interested in any business competing with the business being conducted by the Company. Ownership of less than 1 percent of the issued and outstanding capital stock of any corporation the stock of which is listed upon a national exchange or regularly quoted by the National Association of Security Dealers Automated Quotation (NASDAQ) shall not be deemed to create a material conflict of interest as contemplated hereunder. For the purpose of this Paragraph 11, the Employment Period shall be deemed to extend two years from Termination if such


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Termination occurred pursuant to Paragraph 3b above or one year from Termination if such Termination occurred pursuant to Paragraph 3a or Paragraph 4 above, notwithstanding any prior ending of the Employment Period pursuant to Paragraph
6 above.

     12. TRADE SECRETS. Executive shall regard and preserve as confidential and not use, communicate or disclose to any person, orally, in writing or by a publication, any secret or confidential information of the Company, regardless of where or when or how acquired by the Company, or of others which the Company is obligated to maintain in confidence. This obligation shall exist during the Employment Period and after the termination of the Employment Period until such information becomes a matter of public knowledge through no act of Executive. At the termination of employment by the Company, Executive agrees to return to employer all documents, writings, drawings and other property of the Company within his custody and control.

     13. INDEMNIFICATION. The parties agree to execute a separate
Indemnification Agreement in the form attached as Exhibit B.

     14. ARBITRATION. The Company and Executive undertake to execute this Agreement in good faith. Any controversy or claim


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arising out of or relating to this Agreement other benefit plans or arrangements with the Company or breach of this Agreement, shall receive prompt attention by the other party and both parties agree to make good faith efforts to resolve any controversy or claim in an amicable way.

     If the Company and Executive fail to settle the controversy or claim in an amicable way, they agree to submit the matter to be settled by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. This Agreement, its execution, interpretation and performance shall be governed by the laws of the state of Connecticut of the United States of America. The arbitration will be held in Hartford, Connecticut, or such other place as may be agreed at the time by the parties. The award of this arbitration shall be final and binding both for the Company and Executive and may be entered in any court with jurisdiction.

     15. LITIGATION EXPENSES. In the event of any action, suit, proceeding, arbitration or claim between or by or against the Company and/or the Executive with respect to this Agreement, other benefit plans or arrangements between the parties, and the assertion or enforcement of his rights hereunder, the Company


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shall promptly pay or reimburse the Executive upon such Executive's written demand therefor, for eighty (80) percent of his costs and expenses (including costs and fees of witnesses, evidence and attorney fees and expenses) relating to or arising out of (directly or indirectly) such action, suit, proceeding, arbitration or claim, on a monthly basis, as such costs and expenses are incurred in investigating, prosecuting, defending or preparing to prosecute or defend, regardless of the outcome thereof. In no event shall the Executive be required to reimburse the Company for any of the costs and expenses relating to any such action, suit, proceeding, arbitration or claim. The obligation of the Company under this Section 15 shall survive the termination for any reason of this Agreement. This Section 15 cannot be amended or modified to affect the rights of the Executive without the prior written consent of such Executive which specifically refers to this Section 15.

     16. RABBI TRUST. Within sixty (60) days of the date of this Agreement, the Company shall enter into a trust agreement (the "Trust Agreement") with a third party institutional trustee, substantially in the form set forth in Rev. Proc. 92-64, 1992-2 C.B. 422, to assist it in meeting its obligations to the


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Executive under the Company's Supplemental Executive Retirement Plan (the
"SERP"). The trust established pursuant to the Trust Agreement (the "Trust") shall be irrevocable. The Trust Agreement shall provide that upon a Change of Control the Company shall, no later than 30 days following the Change of Control, make an irrevocable contribution of cash or cash equivalents to the Trust in an amount sufficient to pay each SERP participant or beneficiary the benefits to which they would be entitled pursuant to the terms of the SERP, and within 30 days following the end of each calendar year ending after the Change of Control the Company shall irrevocably contribute any additional cash to the Trust necessary for the Trustee to pay each SERP participant or beneficiary the benefits payable pursuant to the terms of the SERP as of the close of the year. The Trust Agreement shall also provide (i) that all income received by the Trust shall be accumulated and reinvested, (ii) that the Company will be responsible for the payment of all fees and expenses related to the Trust, (iii) that after a Change of Control the Trustee may not be removed by the Company, and (iv) that, if the Trustee shall resign, any successor Trustee must be an independent institutional entity, such as a bank trust department or other


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party that has been granted corporate trustee powers under state law. The Trust
Agreement shall also provide that the provisions of the Trust described in this Paragraph 16 may not be amended after a Change of Control.

     17. ENTIRE AGREEMENT. This Agreement embodies the whole understanding between the parties hereto with respect to the subject matter hereof and supersedes all earlier agreements. There are no inducements, promises, terms, conditions or obligations made or entered into by either party other than as contained herein.

     18. MODIFICATION. This Agreement may not be changed orally, but only be means of an agreement in writing signed by the parties hereto.

     19. WAIVER. The waiver by any party of a breach of any provision of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

     20. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws.

     21. SUCCESSORS This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of


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descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.


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



     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

LYDALL, INC.

By
  -----------------------------      -----------------------
  Roger M. Widmann, Chairman,        James P. Carolan
  Compensation and Stock Option      President of the Technical Papers
  Committee                          Division of Lydall Eastern, Inc.,
                                     and Executive Vice President of
                                     Lydall, Inc.



By
  -----------------------------
  Christopher R. Skomorowski
  Chief Executive Officer


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




                           EXHIBIT A - FRINGE BENEFITS


1.   Medical Benefits

     a. Lydall, Inc. Health Care Payment Plan for Salaried Employees (includes dental benefits)

     b.   Lydall, Inc. Health Care Expense Plan

     c.   Lydall, Inc. Health Care Spending Reimbursement Plan

2.   Disability Benefits

     a.   Lydall, Inc. Short Term Disability Plan

     b.   Lydall, Inc. Executive Group Long Term Disability Plan

3.   Life Insurance

     a.   Executive Life Insurance Plan

     b.   Accidental Death and Dismemberment Plan

     c.   Family Assistance Program

     d.   Business Travel Accident Plan


4.   Retirement Plans

     a.   Lydall, Inc. Pension Plan No. 1A

     b.   Lydall, Inc. Profit Sharing Plan No. 1


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     c.   Lydall, Inc. 401(k) Plan

     d.   Lydall, Inc. Supplemental Executive Retirement Plan

5.   Stock Plans

     a.   Lydall, Inc. Employee Stock Purchase Plan

     b.   Lydall, Inc. 1992 Stock Incentive Compensation Plan

     c.   Lydall, Inc. 1982 Stock Incentive Compensation Plan

6.   Other

     a.   Holidays, vacations

     b.   Lydall, Inc. Dependent Care Assistance Plan

                                    EXHIBIT B
                            INDEMNIFICATION AGREEMENT

     This Agreement, made and entered into this __ day of ________, 1999 ("Agreement"), by and between Lydall, Inc., a Delaware corporation and it subsidiaries ("Company"), and James P. Carolan ("Indemnitee"):

     WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

     WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

     WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

     WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

     Section 1. SERVICES BY INDEMNITEE. Indemnitee agrees to serve as an officerand employee of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position.


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     Section 2. INDEMNIFICATION - GENERAL. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (a) as provided in this Agreement and (b) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

     Section 3. PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against all expenses, judgements, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 4. PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

     Section 5. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     Section 6. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     Section 7. ADVANCEMENT OF EXPENSES. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

     Section 8. PROCEDURES FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

     (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shell, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

     (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case; (i)if a Change in Control (as hereinafter defined) shall be made in the Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or
(ii) if a Change of Control shall
not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board of Directors, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with this person, persons or entity making such determination shall be borne by the Company (Irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

     (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; PROVIDED, HOWEVER, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in
Section 17 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court of by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appreciated shall act as Independent Counsel under
Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iii) of this Agreement, Independent Counsel shall be discharged and relived of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     Section 9. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

          (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

          (b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement of conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

     Section 10. REMEDIES OF INDEMNITEE.

          (a) In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to
Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification,
(iv) payment of indemnification is not made pursuant to Section 5 or 6 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within 10 (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the data on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); PROVIDED, HOWEVER, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement.

          (b) In the event that a determination shall have been made pursuant to
Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a DE NOVO trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 10 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

          (c) If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

          (d) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 17 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

     Section 11. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

          (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

          (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

          (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnities, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

          (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extend that Indemnities has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     Section 12. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnities shall have ceased to serve as a director, officer, employee, or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

     Section 13. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed to as to give effect to the intent manifested thereby.

     Section 14. EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein prior to a Change in Control, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors.

     Section 15. IDENTICAL COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     Section 16. HEADINGS. The headings of the paragraphs of this Agreement re inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     Section 17. DEFINITIONS. (a)The phrase "Change of Control," as used in this Agreement, shall mean i) an acquisition of the Company by means of a merger or consolidation or purchase of substantially all of its assets if and when incident thereto (A) the composition of the Board of Directors of the Company (the "Board") or its successor changes so that a majority of the Board is not comprised of individuals who were members of the board immediately prior to such merger, consolidation or purchase of assets or (B) the stockholders of the Company acquire a right to receive, in exchange for or upon surrender a majority of their stock, cash or other securities or a combination of the two; and/or ii) the acquisition by a person (as that term is hereafter defined) of the voting rights with respect to 25 percent or more of the outstanding Common Stock of the Company if such person was not an officer of director of the Company on the date of this Agreement; and/or iii) the election or appointment to the Board of any director or directors whose appointment or election or nomination for election was not approved by a vote of at least a majority of the directors then still in office who were either directors on the date hereof or whose election, appointment or nomination for election was previously so approved.

          (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

          (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

          (d) "Effective Date" means March 10, 1995.

          (e) "Expenses" shall include all reasonable attorney's fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

          (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

          (g) "Proceeding" includes any action, suite, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, or investigative, except one (i) initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement or (ii) pending on or before the Effective Date.

     Section 18. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     Section 19. NOTICE BY INDEMNITEE. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

     Section 20. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

          (a) If to Indemnitee, to:

              James P. Carolan
              11 Runnymede Drive
              North Hampton, NH  03862

          (b) If to the Company to:

              Mary A. Tremblay
              General Counsel and Secretary
              Lydall, Inc.
              P.O. Box 151
              One Colonial Road
              Manchester, CT 06045-0151


or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

     Section 21. GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     Section 22. MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written.

ATTEST:                               LYDALL, INC.





By                                    By
  -----------------------------         ---------------------------------
                                      INDEMNITEE

                                      -----------------------------------
                                      James P. Carolan
                                      11 Runnymede Drive
                                      North Hampton, NH  03862